UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection & Innovation, with the Federal Deposit Insurance Corporation (the “FDIC”) appointed as receiver. Procore Technologies, Inc. (the “Company”) informed its investors that as of March 10, 2023, approximately 5% of the Company’s total cash, cash equivalents, and marketable securities is held in deposit accounts at SVB. The remaining approximately 95% of the Company’s cash, cash equivalents, and marketable securities is held at other large, global financial institutions. In addition, the Company has outstanding letters of credit, issued by SVB, on an unsecured basis, totaling approximately $5.9 million to secure various U.S. and Australia leased office facilities. On March 12, 2023, the U.S. Department of the Treasury, Federal Reserve Board, and FDIC released a joint statement announcing that the FDIC will complete its resolution of SVB in a manner that fully protects all depositors at SVB and that depositors will have access to all of their money starting March 13, 2023. The Company believes that its funds currently held at SVB will be fully available if and when needed and that, given its otherwise limited exposure to SVB, this situation will not have a material impact on the day-to-day operations of the Company.

The information in this item of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore, its operations, and its exposure to SVB that involve substantial risks and uncertainties. All statements in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this Current Report on Form 8-K primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance, including revenues, expenses, and margins, and our ability to achieve or maintain future profitability, economic, and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, the performance of our corporate investments, our ability to expand internationally, our estimated total addressable market, risks and uncertainties related to the closure of SVB and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: March 13, 2023	By :	/s/ Paul E. Lyandres
Paul E. Lyandres
Chief Financial Officer and Treasurer

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